U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

April 29, 2013

Commission file number 001-10196

STUDIO ONE MEDIA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	23-2517953
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7650 E. Evans Rd., Suite C
Scottsdale, Arizona  85260

(Address of principal executive offices) (Zip Code )

(480) 556-9303

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1, Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT;

On April 29, 2013, AfterMaster HD Audio Labs, Inc. (AftermasterHD.com), a wholly owned subsidiary of registrant Studio One Media, Inc. entered into a multi-year agreement to master music recordings for ReverbNation, one of the world's largest independent music websites. Pursuant to the agreement, ReverbNation is offering its musician members mastered versions of their music for $24.99 per song utilizing proprietary AfterMaster audio mastering technologies and techniques. Members are offered "before" and "after" versions of their music to determine if they want to purchase the newly mastered version. Over 2,000,000 new and catalogue songs have been completed over the last 30 days and mastering continues at a rate of more than 50,000 songs per day. BETA testing has commenced with select members and is expected to be completed within 30 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 11, 2013

By:	/s/ Kenneth R. Pinckard
Name:	Kenneth R. Pinckard
Title:	Vice President